Exhibit 10.3

SETTLEMENT AND GENERAL RELEASE

THIS SETTLEMENT AND GENERAL RELEASE (this “Release”) is entered into effective as of September 1, 2020 by and between PetVivo Holdings, Inc., a Nevada corporation and its wholly owned subsidiaries (collectively referred to herein as the “Company”) and David B. Masters (“Releasor”).

WHEREAS, Releasor was an employee of the Company and separated from employment with the Company on or about December 1, 2017;

WHEREAS, the Company and Releasor wish to settle any and all claims relating to the obligations the Company to the Releasor, as an employee, lender or otherwise;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasor, intending to be legally bound, agrees as follows:

1. Acknowledgement. The Releasor acknowledges that the only obligations that the Company has to him, in his capacity as an individual, former employee, director, lender or in his role as a shareholder, member or equity holder of any entity, as of the date hereof are set forth in the following documents: (i) the Note dated September 1, 2020 in the amount of $195,000 (“New Note”), (ii) the amendment to the $____ Note dated September 1, 2020 (“Amended Note”) and the (iii) the Consulting Agreement dated September 1, 2020 (“Consulting Agreement”) (the New Note, the Amended Note and Consulting Agreement are sometimes collectively referred to as the “Consulting Documents”).

2. Release. Releasor, on Releasor’s own behalf, and on behalf of Releasor’s affiliates and their respective successors and permitted assigns, does hereby irrevocably, unconditionally, voluntarily, fully, and completely forever release and discharge each of the Company, the Company’s affiliates and each of their respective past, present and future directors, officers, employees, agents, successors, assigns and shareholders (collectively, the “Company Released Parties”), from and against any and all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether in law, equity or otherwise, direct or indirect, fixed or contingent, foreseeable or unforeseeable, liquidated or unliquidated, known or unknown, matured or unmatured, absolute or contingent, determined or determinable, that Releasor ever had, now has, or may hereafter have or acquire against the Company Released Parties (collectively, “Claims”) arising out of or relating in any way to any act, omission, matter, cause or event occurring on or prior to the date hereof, including, but not limited to, any of the foregoing arising out of or related in any way to (a) the ownership, operation, business, or financial condition of Company or its business, (b) any promissory note, loan, contract, agreement or other arrangement, whether verbal or written, including all unpaid interest, charges, late fees, penalties or any other charges thereon, entered into or established between Releasor (or an affiliate of Releasor) and Company on or prior to the date hereof (except for Claims directly related to breaches of the Consulting Documents), or (c) the employment of the Releasor by the Company.

3. Covenant Not To Sue. Releasor irrevocably covenants and agrees that Releasor will not, directly or indirectly, sue, commence any proceeding against, or make any demand upon any Company Released Party in respect, directly or indirectly, of any of the matters released and discharged pursuant to this Release, and further covenants and agrees that the release by Releasor in Section 1, above, is a bar to any such lawsuit, proceeding and demand.

4. Governing Law; Venue. This Agreement shall be construed and interpreted according to the laws of the State of Minnesota, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Releasor stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, any state or federal court having jurisdiction in the State of Minnesota.

5. Entire Agreement, Amendment. This Agreement, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof, expressly superseding all prior agreements and understandings, whether oral or written with respect to the subject matter herein. This Agreement may only be amended in a written document signed by the parties hereto.

6. Interpretation. The Releasor acknowledges that the Company has granted him warrants at a price below the fair market value of the Company’s common stock on the date of grant as a material inducement for him to enter into the Consulting Documents. The Releasor acknowledges that it is the intent of the parties that this is a full and complete release of all Claims, whether known or unknow, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release notwithstanding the discovery or existence of additional or different facts.

7. Survival. Each of the provisions in this Release shall survive its execution inperpetuity.

8. Authority; Electronic. The individual executing this Release on behalf of the Releasor represents and warrants that he has full power and authority to execute and deliver this Release on behalf of the Releasor and to cause the Releasor to perform as required hereunder, and that this Release is enforceable against the Releasor in accordance with its terms. This Release may be executed and delivered by a facsimile, portable document format (.pdf) or other electronic signature page, which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned has caused this Release to be executed effective as of the date first set forth above.

[Signature Page to Follow]

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RELEASOR: DAVID B. MASTERS

By:	/s/ David B. Masters
Name:	David B. Masters

Date:	September 4, 2020

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PetVivo Holdings, Inc.

By:	/s/ John Carruth
Name:	John Carruth
Title:	CFO

Date:	September 4, 2020

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